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                                                                    EXHIBIT 10.5





LYONDELL PETROCHEMICAL COMPANY
--------------------------------------------------------------------------------
EXECUTIVE DEFERRAL PLAN


EFFECTIVE JANUARY 1, 1998

                        LYONDELL PETROCHEMICAL COMPANY
                            EXECUTIVE DEFERRAL PLAN

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
ARTICLE I....................................................................  1
Section 1.1     Purpose and Intent of Plan...................................  1
Section 1.2     Effective Date of Plan.......................................  1
Section 1.3     Definitions..................................................  1

ARTICLE II...................................................................  5
Section 2.1     Eligibility and Participation................................  5
       (a)      Eligibility..................................................  5
       (b)      Participation................................................  5
Section 2.2     Forms of Deferral............................................  5
       (a)      Basic Deferral...............................................  5
       (b)      Savings Deferral.............................................  5
Section 2.3     Deferral Elections...........................................  5
Section 2.4     Limitation on Deferral.......................................  6
Section 2.5     Termination of Employment....................................  6
Section 2.6     Transfers....................................................  6
Section 2.7     Modification of Deferral Elections...........................  6
       (a)      Financial Hardship...........................................  6
       (b)      Accelerated Deferral.........................................  7

ARTICLE III..................................................................  8
Section 3.1     Accounts.....................................................  8
Section 3.2     Deferral Compensation........................................  8
Section 3.3     Interest Rate................................................  8
       (a)      Interest Rate During Participant's Lifetime..................  8
       (b)      Interest Rate After Participant's Death......................  8
Section 3.4     Determination of Accounts....................................  9
Section 3.5     Vesting of Accounts..........................................  9
Section 3.6     Statement of Accounts........................................  9

ARTICLE IV................................................................... 10
Section 4.1     Basic Plan Benefit........................................... 10
Section 4.2     Form and Time of Retirement Distribution..................... 10
       (a)      Time of Retirement Distributions............................. 10
       (b)      Form of Retirement Distributions............................. 10
Section 4.3     Form of Distribution upon Termination of Employment.......... 11
Section 4.4     Survivor Benefits............................................ 11


Section 4.5     Early Distributions.......................................... 14
       (a)      Timing of Election........................................... 14
       (b)      Amount of withdrawal......................................... 14
       (c)      Timing and Form of Early Distribution........................ 14
Section 4.6     Unscheduled Distributions.................................... 14
       (a)      Distribution on Account of Financial Hardship................ 14
       (b)      Other Unscheduled Distributions.............................. 14
       (c)      Review of the Request for Unscheduled Distributions.......... 15
Section 4.7     Disability................................................... 15
Section 4.8     Termination of Employment Due to Special Circumstances....... 15
Section 4.9     Valuation and Settlement..................................... 16
Section 4.10    Small Benefit................................................ 16
Section 4.11    Benefits in the Event of a Change in Control................. 16
Section 4.12    Definitions.................................................. 17

ARTICLE V.................................................................... 20
Section 5.1     Designation of Beneficiary................................... 20
Section 5.2     Failure to Designate Beneficiary............................. 20

ARTICLE VI................................................................... 21
Section 6.1     Administrative Committee..................................... 21
Section 6.2     Rules of Conduct; Administrative Provisions.................. 21
Section 6.3     Legal, Accounting, Clerical and Other Services............... 21
Section 6.4     Interpretation of Provisions................................. 21
Section 6.5     Records of Administration.................................... 21
Section 6.6     Denial of Claim.............................................. 22
Section 6.7     Liability of Committee....................................... 22

ARTICLE VII.................................................................. 23
Section 7.1     Amendment of Plan............................................ 23
Section 7.2     Termination.................................................. 23
Section 7.3     Effect of Amendment or Termination........................... 23

ARTICLE VIII................................................................. 24
Section 8.1     Unfunded Benefit Plan........................................ 24
Section 8.2     Unsecured General Creditor................................... 24
Section 8.3     Grantor Trust................................................ 24
Section 8.4     Payments and Benefits Not Assignable......................... 24
Section 8.5     No Right of Employment....................................... 25
Section 8.6     Adjustments.................................................. 25
Section 8.7     Obligation to Company........................................ 25
Section 8.8     Protective Provisions........................................ 25
Section 8.9     Gender, Singular and Plural.................................. 26
Section 8.10    Law Governing................................................ 26

                                                                              ii
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
Section 8.11    Notice...................................................... 26
Section 8.12    Successors and Assigns...................................... 26
Section 8.13    Provisions for Incapacity................................... 26

                                   ARTICLE I

                               GENERAL PROVISION


SECTION 1.1  PURPOSE AND INTENT OF PLAN.

     This Plan is intended to provide the opportunity for eligible Employees to accumulate supplemental funds through the deferral of portions of their regular salary, Awards and Executive Supplementary Savings Plan benefits for retirement or special needs prior to retirement.

     This Plan is an amendment and restatement of the deferral provisions of the Lyondell Petrochemical Company Executive Deferral Plan and Lyondell Petrochemical Company Senior Manager Deferral Plan.

SECTION 1.2  EFFECTIVE DATE OF PLAN.

     This amended and restated Plan document shall be generally effective as of January 1, 1998 and shall apply to those Employees who are employed by the Company on or after January 1, 1998, except to the extent that certain provisions hereof specify that they are effective as of a different date.

SECTION 1.3  DEFINITIONS.

     ACCOUNT means a separate bookkeeping account maintained by the Company for each Employee and which measures and determines the amounts to be paid to the Employee under the Plan. Effective October 1, 1996, separate subaccounts for previous deferrals of Salary, Awards or ESSP Benefits were consolidated into a single account balance. Accounts also include any Transferred Accounts that were assumed as obligations of this Plan as of October 1, 1990.

     ADMINISTRATIVE COMMITTEE means the Benefits Administrative Committee of the Company.

     AWARDS means immediate cash awards made under the Lyondell Petrochemical Company annual incentive compensation plans for executives and senior managers or awards under any other plan that the Board of Directors of Lyondell Petrochemical Company, or its Compensation Committee, has authorized the Company to adopt and has further authorized awards thereunder to be treated as Awards under this Plan.

     BENEFICIARY means a person who is entitled to receive an Employee's interest under this Plan in the event of the Employee's death.

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     CHANGE IN CONTROL means a change in the control of Lyondell Petrochemical
Company as defined in Section 4.12 of the Plan.

     CODE means the Internal Revenue Code of 1986, as amended, including any successor provisions thereof and any regulations or other guidance promulgated pursuant thereto by applicable governmental agencies.

     COMPANY means Lyondell Petrochemical Company, a Delaware corporation, or its successor.

     DEFERRAL ELECTION means an election made by an Employee to defer Salary, Awards, and/or ESSP Benefits pursuant to Article II, for which the Employee has submitted a Participation Agreement to the Company.

     DEFERRAL PERIOD means a maximum number of years, established by the Administrative Committee in advance of a particular Deferral Election, over which the Employee elects to defer Salary, Awards and/or ESSP Benefits. A new Deferral Period shall normally start each January 1, except that an Employee who is immediately eligible upon his commencement of employment or who otherwise attains eligibility following the Effective Date, shall have his Deferral Period commence 30 days following the Employee's first day of employment or attainment of eligibility, as applicable.

     DEFERRED COMPENSATION means the amount of Salary, Awards and/or ESSP Benefits that a Participant elects to defer pursuant to a Deferral Election.

     DISABILITY means the disability as determined under the provisions of the Company's Executive Long-Term Disability Plan.

     EARLY DISTRIBUTION means a distribution prior to Termination of Employment pursuant to Section 4.5.

     EFFECTIVE DATE means January 1, 1998.

     EMPLOYEE means an individual who is a regular salaried employee of the Company on or after January 1, 1998.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended, including any successor provisions thereof, and any regulations or other guidance promulgated pursuant thereto by applicable governmental agencies.

     ESSP BENEFITS means the benefits under the Company's Executive Supplementary Savings Plan.

     FINANCIAL HARDSHIP means a condition of financial difficulty, determined by the Administrative Committee, upon advice of counsel, based on written information supplied by the Employee in accordance with such standards established by the Administrative Committee from time to time, which condition is sufficient, in counsel's judgment, to justify a change in payment election under the Plan without causing receipt of taxable income by any other Plan Participant before the Participant actually receives his benefit.

     INTEREST RATE means the interest rate announced by the Company in advance of the election period for a Plan Year which shall be the interest rate applied to that Plan year.

     PARTICIPANT means any Employee who is participating in this Plan as provided in Article II, and any former Employee who has not received the entire benefit to which he is entitled under this Plan.

     PARTICIPATION AGREEMENT means the Deferral Election submitted by a Participant to the Company prior to the beginning of the Deferral Period.

     PLAN means this Executive Deferral Plan.

     PLAN YEAR means each calendar year beginning on January 1 and ending on December 31.

     RETIREMENT DISTRIBUTION means a distribution due to Termination of Employment with a right to an immediate allowance under a retirement plan maintained by the Company.

     SALARY means the Employee's regular, biweekly salary, excluding Awards and any other special or additional compensatory payments made by the Company.

     SUBSIDIARIES OR AFFILIATES means:

     (a) All corporations, that are members of a controlled group of corporations within the meaning of Section 1563(a) of the Code (determined without regard to Section 1563(a)(4) and Section 1563(e)(3)(C) of said Code) and of which the Company is then a member, and

     (b) All trades or businesses, whether or not incorporated, that, under the regulations prescribed by the Secretary of the Treasury pursuant to Section 210(d) of ERISA, are then under common control with the Company.

     SURVIVOR BENEFIT means the benefit provided by Section 4.4 in the event of the Participant's death.

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     TERMINATION OF EMPLOYMENT means the termination of an Employee's employment with Lyondell Petrochemical Company, LYONDELL-CITGO Refining Company Ltd. and Equistar Chemicals L. P. or any subsidiary or affiliate of any such company. A transfer to any such company, to which a Participant voluntarily consents, shall not be a Termination of Employment for purposes of this Plan.

     TRANSFERRED ACCOUNT means the portion of any Participant's Account that reflect amounts of deferrals made by the Participant, plus any credited interest, prior to October 1, 1990 under the Company's Annual Incentive Plan and Executive Supplementary Savings Plan.

     VALUATION DATE means the last day of each month, or such other dates as the Administrative Committee may determine in its discretion, which may be either more or less frequent, for the valuation of Participants' Accounts.

     401(K) AND SAVINGS PLAN means the Company's 401(k) and Savings Plan.

                                  ARTICLE II

                    PARTICIPATION AND DEFERRAL COMMITMENTS


SECTION 2.1  ELIGIBILITY AND PARTICIPATION.

     (a) ELIGIBILITY. Eligibility to make a Deferral Election shall be limited to Employees (1) who are eligible to receive an Award (2) who are Participants in the Executive Supplementary Savings Plan or (3) who have been designated as eligible by a specific resolution of the Administrative Committee upon recommendation of the Senior Vice President and Chief Administrative Officer of the Company.

     (b) PARTICIPATION. An eligible Employee may elect to participate in the Plan by submitting a Participation Agreement in accordance with rules, including the time and form of submission, established by the Administrative Committee.

SECTION 2.2  FORMS OF DEFERRAL.

     (a) BASIC DEFERRAL. A Participant may elect to defer Salary, Awards and/or ESSP Benefits in a Participation Agreement subject to any limitations, conditions or restrictions, such as minimum or maximum amounts that may be deferred, as the Administrative Committee prescribes in advance of the Deferral Period.

     (b) SAVINGS DEFERRAL. Any amount of Salary that the Participant elected to contribute to the 401(k) and Savings Plan during each Deferral period that was not permitted due to legal restrictions precluding such contributions and deferrals to the 401(k) and Savings Plan, other than the limitation on the amount of deferrals under Section 402(g) of the Code, shall be deferred under this Plan to the extent that such contributions would have received a matching Company contribution under the 401(k) and Savings Plan. The Company will contribute an additional amount for amounts deferred during a Deferral Period under this Subsection (b) based upon the matching Company contribution formula then in effect under the 401(k) and Savings Plan.

SECTION 2.3  DEFERRAL ELECTIONS.

     Prior to each Deferral Period, at a time and on a form prescribed by the Administrative Committee, each Employee may execute an election form to defer Salary, Awards, and/or ESSP Benefits. This Deferral Election shall be irrevocable unless modifications are authorized pursuant to Section 2.7.

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SECTION 2.4  LIMITATION ON DEFERRAL

     Except as permitted for accelerated deferral in Section 2.7(b), Deferral Elections shall be subject to the following limitations:

     (a)  A Participant may not defer more than 50 percent of his Salary.

     (b) The minimum amount that may be deferred for the Deferral Period relating to a Deferral Election shall be established by the Administrative Committee in advance of the Deferral Period.

SECTION 2.5  TERMINATION OF EMPLOYMENT.

  A Participant's Deferral Elections shall terminate upon the Participant's Termination of Employment; provided, however, that any Deferral Election
                           --------  -------
relating to Salary, Awards and/or ESSP Benefits granted after Termination of Employment shall remain binding.

SECTION 2.6  TRANSFERS.

     A Participant's Deferral Elections shall be irrevocable regardless of a transfer of employment among Lyondell Petrochemical Company, LYONDELL-CITGO Refining Company Ltd., Equistar Chemicals L. P. or any subsidiary or affiliate of any such company. In the case of such a transfer, other than a transfer to Equistar Chemicals L. P. as a result of the formation of Equistar Chemicals, L. P., the Participant's Deferral Election shall apply to Awards, Salary or ESSP Benefits granted by the transferee company and the applicable Plan of the transferee company shall assume responsibility for the remaining period, if any, of any Deferral Election that the Participant made under the transferor company's plan.

SECTION 2.7  MODIFICATION OF DEFERRAL ELECTIONS.

     Deferral Elections shall be irrevocable except as follows:

     (a) FINANCIAL HARDSHIP. The Administrative Committee may permit a Participant to either reduce the amount elected under a prior Deferral Election, or waive the remaining deferrals under a prior Deferral Election, upon finding that the Participant has suffered a Financial Hardship.

     (b) ACCELERATED DEFERRAL. At the Administrative Committee's discretion, prior to the beginning of any Plan Year in any Deferral Period for which two or more Plan Years remain, a Participant may elect to accelerate the amount of previously elected Deferred Compensation for any of the remaining Plan Years in that Deferral Period on a form prescribed by the Administrative Committee; provided, however, that any acceleration in Deferred Compensation for remaining
--------  -------
Plan Years in the Deferral period shall not increase, for any single Plan Year, the total Salary deferrals above 50 percent of Salary, the total deferred Awards above 100 percent of an Award or the total deferred ESSP Benefits above 100 percent of the ESSP Benefits during that Plan Year.

                                  ARTICLE III

                        DEFERRED COMPENSATION ACCOUNTS


SECTION 3.1  ACCOUNTS.

     For record-keeping purposes only, Accounts shall be maintained for each Participant.

SECTION 3.2  DEFERRED COMPENSATION.

     A Participant's Deferred Compensation shall be credited to the Participant's Account as of the date when the corresponding non-deferred portion of the compensation is paid or would have been paid but for the Deferral Election. The Company shall have the right to withhold from Salary (or otherwise to cause the Employee or the executor or administrator of his estate, or his Beneficiary) to make payment of any federal, state, local and/or foreign taxes required to be withheld with respect to any Deferred Compensation.

SECTION 3.3  INTEREST RATE.

     The Accounts shall be credited with interest based on the rates specified below. Interest shall be credited monthly as of each Valuation Date from the dates when deferred amounts are credited to Accounts, based on the balance of each Account.

     (a) INTEREST RATE DURING PARTICIPANT'S LIFETIME. During a Participant's lifetime, the Participant's Account will be credited with interest on a monthly basis during each Plan Year at the Interest Rate previously announced by the Company to apply during the Plan Year. The monthly Interest Rate during the 1998 Plan Year shall be based on the previous monthly average of the Salomon Brothers Corporate BB Bond Yield.

     (b) INTEREST RATE AFTER PARTICIPANT'S DEATH. Except with respect to payments made pursuant to Article IV, Section 4.4(a)(2)(i) following a Participant's death, the Participant's Account will be credited with interest on a monthly basis during each Plan Year at the Interest Rate previously announced by the Company to apply during the Plan Year.

SECTION 3.4  DETERMINATION OF ACCOUNTS.

     A Participant's Account as of each Valuation Date shall consist of the balance of the Participant's Account as of the immediately preceding Valuation Date, plus the amount of the Participant's Deferred Compensation since Valuation Date, plus interest credited to the Account, and minus any distributions or reductions made from the Account since the immediately preceding Valuation Date.

SECTION 3.5  VESTING OF ACCOUNTS.

     Each Participant shall be 100 percent vested at all times in the amounts credited to the Participant's Account.

SECTION 3.6  STATEMENT OF ACCOUNTS.

     The Company shall provide each Participant with periodic statements setting forth the balance of the Participant's Account.

                                  ARTICLE IV

                                 PLAN BENEFITS


SECTION 4.1  BASIC PLAN BENEFIT.

     If a Participant has a Termination of Employment for any reason, the Company shall pay a Plan benefit equal to the Participant's Account, as determined below:

     (a) Accounts of Participants shall be credited with the interest rate previously determined under Section 3.3(a) and communicated in advance of each deferral Period, to apply each Plan Year that the Account has been maintained.

     (b)  Except as provided in Section 4.11, the Interest Rates provided under
Section 4.1(a) shall be payable until the Participant's Account is distributed in full.

SECTION 4.2  FORM AND TIME OF RETIREMENT DISTRIBUTION.

     (a) TIME OF RETIREMENT DISTRIBUTIONS. Retirement Distributions shall be paid at the time and in the form of benefit elected by the Participant. If a Participant is an Employee, the Participant may change a distribution election once each year until the year in which the Participant attains age 53. The change must be made during a period established by the Administrative Committee which precedes a Deferral Period and is irrevocable until the next period established by the Administrative Committee.

     The Participant's distribution election shall be irrevocable as of the year in which a Participant attains age 53, except that a Participant may request, in writing, that the Administrative Committee allow a change in distribution election prior to retirement or commencement of benefits, or in the case of installment payments, following commencement of payments, (i) without any reduction in, or imposition of any penalty on, the Participant's Account, if the Administrative Committee determines that the Participant has experienced a Financial Hardship justifying the request for a change of election, or (ii) if the Administrative Committee, in its sole discretion, determines that it is appropriate to grant the Participant's request. Absent the Participant's election of the form and/or commencement date of the Retirement Distribution, payment will be made in a lump sum immediately following the Participant's date of retirement from the Company.

     (b) FORM OF RETIREMENT DISTRIBUTIONS. A Participant may elect one or more of the following forms and commencement dates for all or portions of his Deferral Account:

          (1) LUMP SUM. A single payment of all or a percentage of, or of a specific dollar amount of, the Participant's Deferral Account, payable at retirement.

          (2) INSTALLMENT PAYMENTS. Monthly installment payments in substantially equal payments of principal and interest over periods prescribed and communicated by the Administrative Committee in advance of the applicable Deferral period. The amount of each of the monthly installments shall be redetermined effective as of January 1 of each year based on the remaining Account balance and the remaining number of installment payments.

          (3) DEFERRED PAYMENTS. A lump sum or installment payments or combination thereof, commencing subsequent to retirement at one of the optional deferral times prescribed and communicated by the Administrative Committee in advance of the applicable Deferral Period.

SECTION 4.3  FORM OF DISTRIBUTION UPON TERMINATION OF EMPLOYMENT.

     Except as provided in Sections 4.8 and 4.11, termination benefits payable upon a Participant's Termination of Employment other than due to retirement or death shall be paid in a lump sum following Termination of Employment; provided,
                                                                       --------
however, that the Administrative Committee may, in its sole discretion, pay such
-------
termination benefits in monthly installments over a 3-year period.


SECTION 4.4  SURVIVOR BENEFITS.

     (A)  AMOUNT AND FORM OF BENEFIT ON AND AFTER JULY 1, 1993:

          (1) DEATH AFTER AGE 65. If the Participant dies on or after attaining age 65, the amount of the Survivor Benefit shall be equal to the Participant's Account balance, increased by the applicable Interest Rate on the unpaid Account balance during the period in which Survivor Benefit payments are being made to the Participant's Beneficiary, and payable in the form elected by the Participant.

          (2)  DEATH PRIOR TO TERMINATION OF EMPLOYMENT AND PRIOR TO AGE 65.

               (i) Benefit Determination. If a Participant dies prior to attaining age 65 and prior to Termination of Employment, the Survivor Benefit payable with respect to such Participant shall be the greater of the values determined under (A) or (B) immediately below:

               (A) The net present value of a stream of annual payments which equals 40 percent of the Participant's Account, and which are payable on the date of the Participant's death and on each anniversary of such date until the date on which the Participant would have attained age 65. For purposes of this calculation (I) the applicable discount rate shall be determined by the Administrative Committee, in its sole discretion, and (II) Deferral Elections that have not been completed prior to the Participant's death shall be determined in accordance with the provisions of Section 4.4(a)(2)(i)(c) below; or

               (B) The value of the Participant's Account balance at his date of death.

               (C) For purposes of calculating the deferred amount where a Participant has died before he completes his Deferral Elections, the Participant's Salary (for purposes of determining the amount deferred with respect to either Salary or ESSP Benefits) and Awards for relevant years or other time periods ending after this death shall be deemed to be as follows:

                    (I) Salary for each year or time period shall be the Participant's annual base Salary in effect on the date of his death, increased for each year after his death by the escalation factor for such year, determined in the sole discretion of the Administrative Committee; and

                    (II) Awards for each such year shall be the amount that is the highest annual average of the Participant's Awards paid in any 3 consecutive year period during the last ten years during which the Participant received Awards from the Company or, for years prior to the Effective Date, from a Subsidiary or Affiliate (or if fewer than ten, the total number of years for which the Participant received Awards).

               (ii) Amount and Form of Payment.

                    (A)  The annual Survivor Benefit payable with respect to
Section 4.4(a)(2)(i)(A) shall be equal to 40 percent of the value of the Account, as determined in accordance with Section 4.4(a)(2)(i)(A) and, to the extent applicable, with Section 4.4(a)(2)(i)(C). One-twelfth of the annual Survivor Benefit shall be paid monthly from the Participant's date of death until the end of the month in which the Participant would have attained age 65.

                    (B) The Survivor Benefit payable with respect to Section 4.4(a)(2)(i)(B) shall be the value of the Participant's Account balance at his date of death, increased by the applicable Interest Rate on the unpaid Account balance during the period in which Survivor Benefit payments are being made to the Participant's Beneficiary, and shall be paid in monthly installments over the greater of:

                         (I)  the period described in Section 4.4(a)(2)(ii)(A);
     or

                         (II) the period over which the Participant had elected to have installment payments made after his retirement.

                    (C) Notwithstanding any other provision of this Plan, if the Survivor Benefit payable is the amount determined under Section 4.4(a)(2)(ii)(A), and if the Participant completed (or, pursuant to Section 4.4(a)(2)(i)(C), is deemed to have completed) a portion of a Deferral Election while an employee at LYONDELL-CITGO Refining Company Ltd. and a portion of such Deferral Election while a Participant in this Plan, then the annual amount of the Survivor Benefit determined pursuant to Section 4.4(a)(2)(ii)(A) shall be equal to the product of (I) the amount of the Survivor Benefit determined pursuant to Section 4.4(a)(2)(ii)(A), multiplied by (II) a fraction, the numerator of which is equal to the portion of the Deferral Elections that the Participant completed (or, pursuant to Section 4.4(a)(2)(i)(C), is deemed to have completed) under this Plan and the denominator of which is equal to the sum of the Deferral Election that the Participant completed (or, pursuant to Section 4.4(a)(2)(i)(C) is deemed to have completed) under this Plan and under the LYONDELL-CITGO Refining Company Ltd. Executive Deferral Plan. An example of the determination of the Survivor Benefit and the proration of that Benefit between the Company and LYONDELL-CITGO Refining Company Ltd. is attached hereto as Appendix A.

     (B) DEATH AFTER TERMINATION OF EMPLOYMENT AND PRIOR TO AGE 65. If the Participant dies after Termination of Employment and prior to age 65, the Participant's Account balance shall be paid by continuation of the form of benefit that was payable to the Participant for the remaining payments that would have been made to the Participant if the Participant had lived, increased by the applicable Interest Rate credited on unpaid Account balances of deceased Participants during each year of the payment period to the Beneficiary.

     (C) DEATH FOLLOWING CHANGE IN CONTROL. If a Participant is entitled to a payment under Section 4.11 and dies prior to receiving his entire Account, the balance of the Participant's Account shall be paid to Participant's Beneficiary in a lump sum or on an installment basis, according the Participant's election of form of payment on Change in Control.

SECTION 4.5  EARLY DISTRIBUTIONS.

A Participant may elect to receive an Early Distribution from his Account subject to the following restrictions:

     (A) TIMING OF ELECTION. The election to take an Early Distribution from an Account for a particular Deferral Election must be made at the same time the Participant makes the particular Deferral Election.

     (B) AMOUNT OF WITHDRAWAL. The amount which a Participant can elect to receive as an Early Distribution with respect to an Account shall be such portions of the Participant's Account balance for the amounts deferred under a particular Deferral Election, as prescribed by the Administrative Committee in advance of the Deferral Period. If a previously elected amount exceeds the Account balance when an Early Distribution is to be made, only the Account balance will be paid.

     (C) TIMING AND FORM OF EARLY DISTRIBUTION. The Early Distribution shall commence at a time prescribed by the Administrative Committee and in the form elected by the Participant on the Participation Agreement at the time of the Deferral Election; provided, however, that if the Participant terminates
                   --------  -------
employment without a right to commence a retirement allowance under the Retirement Plan, the Early Distribution election will be canceled and distribution will be made pursuant to Section 4.3; and provided, further, that
                                                       --------  -------
if the Participant terminates employment with a right to commence a retirement allowance, the Early Distribution election will be canceled and distribution will be made pursuant to Section 4.2.

     (D) Amounts paid to a Participant pursuant to this section shall be treated as distributions from the Participant's Account.

SECTION 4.6  UNSCHEDULED DISTRIBUTIONS.

     (A) DISTRIBUTIONS ON ACCOUNT OF FINANCIAL HARDSHIP. Upon a finding that a Participant has suffered a Financial Hardship, following the Participant's written application, the Administrative Committee shall make a distribution of all or a portion of the Participant's Account, consistent with the finding of Financial Hardship but not to exceed the amount of the Participant's request, without any reduction in, or imposition of any penalty on, the Participant's Account. The distribution shall be paid in a lump sum as soon as administratively practical following the finding of Financial Hardship.

     (B) OTHER UNSCHEDULED DISTRIBUTIONS. A Participant, by a written application to the Administrative Committee, may apply for a distribution of all or part of his/her Account, without regard to any condition of Financial Hardship. Any distribution so requested shall be made as soon as practical following the Participant's application and shall be subject to whatever penalty, in the form of a forfeiture of a percentage of the amount requested and/or a suspension of participation, as may be determined by the Administrative Committee, upon the advice of Counsel for the Plan, to be necessary to preclude the constructive receipt of taxable income by any Participant in the Plan.

     (c) REVIEW OF THE REQUEST FOR UNSCHEDULED DISTRIBUTIONS. Counsel for the Plan, on an ongoing basis, shall review legal and tax developments to assure continuous compliance with the relevant authorities governing plan design to prevent constructive receipt of taxable income by any Participant, and shall advise the Administrative Committee in writing in advance of any change in its most recent written advice on the penalty that is to be imposed with respect to unscheduled distributions.

     The Company shall notify Participants in writing of the provisions of this
Section 4.6 and of the specific, currently effective penalty as described under
Section 4.6(b), and shall update this written notification periodically and in advance of any subsequent change of which it is notified under Section 4.6(c), unless in the opinion of the Company it is administratively impractical to do so, in which case such notification shall be provided no later than30 days following the effective date of the change.


SECTION 4.7  DISABILITY.

     If a Participant suffers a Disability under the provisions of the Company's Executive or regular Long-Term Disability Plan, the Participant's Deferral Elections will cease except for any awards that may be payable thereafter. Distribution of the Participant's Account will not be made due to the Disability. The Participant's Account will be distributed in accordance with the method that the Participant had elected for payment of retirement benefits if and when the Participant retires following his Disability. Absent the Participant's retirement election, payment will be made in a lump sum upon Termination of Employment.


SECTION 4.8  TERMINATION OF EMPLOYMENT DUE TO SPECIAL CIRCUMSTANCES.

     If, other than as provided in Section 4.11, a Participant has an
         ----- ----
involuntary Termination of Employment in conjunction with a sale of assets or a reorganization (including termination due to a specific job elimination), the Participant's Account will be distributed in accordance with the method which the Participant had elected for payment of retirement benefits under this Plan, with payment commencing on the earliest date the Participant would have become eligible to commence receiving the retirement benefit hereunder. During the period between the Participant's Termination of Employment and the commencement of payments under this

Plan, interest will be credited to the Participant's Account each year at the applicable rate of interest for Accounts of living Participants. Absent the Participant's election with respect to the form of benefit to be paid by this Plan at or after his retirement, payment will be made in a lump sum upon Termination of Employment.


SECTION 4.9  VALUATION AND SETTLEMENT.

     The Settlement Date shall be the earlier of the date on which a lump sum is paid or on which installment payments commence. The Settlement Date for an Account shall be no more than 30 days after the last day of the month in which the Participant or his Beneficiary becomes entitled to payments on account of retirement, other Termination of Employment or death, unless the Participant has elected to defer commencement of payments following retirement to a later date. The Settlement Date for an Early Distribution or delayed payments following retirement shall be the month that the Participant has elected for commencement of such payments. The amount of a lump sum and the initial amount of installment payments for a Participant's Account shall be based on the value of the Participant's Account as of the valuation Date at the end of the immediately preceding month before the Settlement Date. For example, the Valuation Date at the end of December shall be used to determine a lump sum and/or the initial amount of installment payments that will be made in the following January.


SECTION 4.10  SMALL BENEFIT.

     Notwithstanding any election made by the Participant, the Administrative Committee, in its sole discretion, may pay any benefit in the form of a lump sum payment to the Participant or any Beneficiary, if the lump sum amount of the Account balance that remains in the Account following a distribution for any reason, or which is payable to the Participant or Beneficiary when payments to such Participant or Beneficiary would otherwise commence is less than $6,000.


SECTION 4.11  BENEFITS IN THE EVENT OF A CHANGE IN CONTROL.

     Notwithstanding the contrary provisions of Section 4.8, the provisions of this Section 4.11 shall control in the event of Change in Control of the Company.

     In the event of a Change in Control, as defined in Section 4.12, the full amount of contributions and earnings accrued or credited to the Participant's Account (as of the date immediately preceding the Change in Control) shall be distributed to the Participant or the Participant's Beneficiary, if a Survivor Benefit is being paid at the time of the Change in Control. Payment shall be made in a form previously approved by the Administrative Committee and previously elected by the Participant.

SECTION 4.12    DEFINITIONS.

     (a) EVENTS CONSTITUTING A "CHANGE IN CONTROL". For purposes of this Plan, a Change in Control will be deemed to have occurred as of the date that one or more of the following occurs:

          (1) Individuals who, as of the date hereof, constitute the entire Board of Directors of the Company ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, that any
                                                --------  -------
individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors shall be considered as though such individual was an Incumbent Director, but excluding, for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest, as such terms are used in Rule 14a-11 under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of any Person (as defined below) other than the Board;

          (2) The stockholders of the Company shall approve (A) any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company), or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an "Acquisition Transaction") where (1) the shareholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares or other ownership interests representing in the aggregate 80 percent (80%) or more of (a) the then outstanding common stock or other equity interests of the corporation or other entity surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the "Surviving Entity") (or of the Combined Voting Power of the then outstanding Voting securities of the Surviving Entity (or of its ultimate parent corporation or other entity, if any) or (2) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the board of Directors, or similar managing group, of the Surviving Entity (or of its ultimate parent corporation or other entity, if any), or (B) any plan or proposal for the liquidation or dissolution of the Company;

          (3) Any Person shall be or become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate more than twenty percent (20%) of either (A) the then outstanding shares of common stock of the Company ("Common Shares") or (B) the Combined Voting Power of all then outstanding Voting Securities of the Company' provided, however, that notwithstanding the
                                  --------  -------
foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of this Subsection (3):

               (i) Solely as a result of an acquisition of securities by the Company which, by reducing the number of Common Shares or other Voting Securities outstanding, increases (a) the proportionate number of Common Shares beneficially owned by any Person to more than 20 percent of the Common Shares then outstanding, or (b) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to more than 20 percent of the Combined Voting Power of all then outstanding Voting Securities; or

               (ii) Solely as a result of an acquisition of securities directly from the Company except for any conversion of a security that was not acquired directly from the Company,

provided, further, that if any Person referred to in paragraph (1) or (2) of the
--------  -------
Subsection (3) shall thereafter become the beneficial owner of any additional Common Shares or other Voting Securities of the Company (other than pursuant to a stock split, stock dividend or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of this Subsection (3).

     Notwithstanding any of the foregoing, no Change in Control shall be deemed to have occurred as a result solely of a transaction in which assets of the Company are contributed to an entity pursuant to the creation of a partnership under the terms of certain agreements authorized by the Incumbent Directors on July 25, 1997.

     (b)  For purposes of this Section 4.12:

          (1) "Affiliate" shall mean, as to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, within the meaning of such terms as used in Rule 405 under the Securities Act of 1933, as amended, or any successor rule.

          (2) "Combined Voting Power" shall mean the aggregate votes entitled to be cast generally in the election of the Board of Directors, or similar managing group, of a corporation or other entity by holders of then outstanding Voting Securities of such corporation or other entity.

          (3) "Equistar" shall mean Equistar Chemicals, LP, a Limited Partnership organized under the laws of the State of Delaware

          (4) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (5) "LCR" shall mean LYONDELL-CITGO Refining Company Ltd., a Limited Liability Company organized under the laws of the State of Texas.

          (6) "Person" shall mean any individual, entity (including, without limitation, any corporation, partnership, trust, joint venture, association or governmental body) or group (as defined in Sections 14(d)(3) or 15(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that
                                                        --------  -------
Person shall not include the Company, Equistar or LCR, any of their subsidiaries, any employee benefit plan of the Company, Equistar or LCR or any of their majority-owned subsidiaries or any entity organized, appointed or established by the Company, Equistar, LCR or such subsidiaries for or pursuant to the terms of any such plan.

          (7) "Voting Securities" shall mean all securities of a corporation or other entity having the right under ordinary circumstances to vote in an election of the Board of Directors, or similar managing group, of such corporation or other entity.

                                   ARTICLE V

                          DESIGNATION OF BENEFICIARY


SECTION 5.1  DESIGNATION OF BENEFICIARY.

     Each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive his interest in his Account upon his death. Such designation shall be made on a form prescribed by and delivered to the Company. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Company, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.

SECTION 5.2  FAILURE TO DESIGNATE BENEFICIARY.

     If a Participant fails to designate a Beneficiary before his death, or if no designated Beneficiary survives the Participant, the Administrative Committee shall direct the Company to pay the balance in his Account in a lump sum to the executor or administrator for his estate.

                                  ARTICLE VI

                                ADMINISTRATION


Section 6.1  ADMINISTRATIVE COMMITTEE.

     The Benefits Administrative Committee for the Company shall act as this Plan's Administrative Committee.


SECTION 6.2  RULES OF CONDUCT; ADMINISTRATIVE PROVISIONS.

     The Administrative Committee shall adopt such rules for the conduct of its business and the administration of this Plan as it considers desirable; provided, however, that such rules shall not conflict with the provisions of
--------  -------
this Plan. Except as otherwise specifically provided in this Plan, all of the administrative provisions (such as the benefit claims procedures) contained in the 401(k) and Savings Plan shall apply to the administration of this Plan.

SECTION 6.3  LEGAL, ACCOUNTING, CLERICAL AND OTHER SERVICES.

     The Administrative Committee may authorize one or more of its members or any agent to act on its behalf and may contract for legal, accounting, clerical and other services to carry out this Plan. All expenses of the Administrative Committee shall be paid by the Company.


SECTION 6.4  INTERPRETATION OF PROVISIONS.

     The Administrative Committee shall have the exclusive right and discretionary authority to interpret the provisions of this Plan and to decide questions arising in its administration. The decisions and interpretations of the Administrative Committee shall be final and binding on the Company, Employees and all other persons.

SECTION 6.5  RECORDS OF ADMINISTRATION.

     The Administrative Committee shall keep records reflecting the administration of this Plan which shall be subject to audit by the Company.

SECTION 6.6  DENIAL OF CLAIM.

     The Administrative Committee shall provide adequate notice in writing to any Employee or Beneficiary whose claim for benefits under this Plan has been denied, setting forth the specific reasons for such denial. The Employee or Beneficiary will be given an opportunity for a full and fair review by the Administrative Committee of the decision denying the claim. The Employee or Beneficiary shall be given 60 days from the date of the notice denying any such claim within which to request such review.


SECTION 6.7  LIABILITY OF COMMITTEE.

     No member of the Administrative Committee shall be liable for any action taken in good faith or for exercise of any power given the Administrative Committee, or for the actions of other members of said Committee.

                                  ARTICLE VII

                         AMENDMENT AND DISCONTINUANCE


Section 7.1  AMENDMENT OF PLAN.

     This Plan may be amended from time to time by the Compensation Committee of the Board of Directors of the Company.


SECTION 7.2  TERMINATION.

     The Company intends to continue this Plan indefinitely, but reserves the right to terminate it at any time for any reason.


SECTION 7.3  EFFECT OF AMENDMENT OR TERMINATION.

     No amendment or termination of this Plan may adversely affect the benefit payable to any former Employee receiving benefits under this Plan prior to the effective date of the amendment or termination, or any Employee who, as of such date, was eligible to receive a benefit under this Plan.

                                 ARTICLE VIII

                                 MISCELLANEOUS


SECTION 8.1  UNFUNDED BENEFIT PLAN.

     This Plan is intended to constitute a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation in the form of additional retirement benefits to a select group of management or highly compensated employees, as defined in Section 201(a)(2), 301(a)(3) and 401(a)(1) of ERISA.


SECTION 8.2  UNSECURED GENERAL CREDITOR.

     Participants and their Beneficiaries shall have no legal or equitable rights, claims or interests in any specific assets or property of the Company, nor shall they be the Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned, or which may be acquired by, the Company (the "Policies"). Any such Policies or other assets of the Company shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.


SECTION 8.3  GRANTOR TRUST.

     Although the Company is responsible for the payment of all benefits under the Plan, the Company may, in its discretion, contribute funds to a grantor trust for the purpose, as it deems appropriate, of paying benefits under this Plan. Such trust may be irrevocable, but assets of the trust shall be subject to the claims of creditors of Lyondell Petrochemical Company. To the extent any benefits provided under the Plan are actually paid from the trust, the Company shall have no further obligation with respect thereto but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company. The Employees shall have the status of unsecured creditors insofar as their legal claim for benefits under the Plan and the Employees shall have no security interest in the grantor trust.


SECTION 8.4  PAYMENTS AND BENEFITS NOT ASSIGNABLE.

     Payments to and benefits under this Plan are not assignable, transferable or subject to alienation since they are primarily for the support and maintenance of the Participants and their joint annuitants or Beneficiaries after retirement. Likewise, such payments shall not be subject to attachments by creditors of, or through legal process against, the Company, the Administrative Committee or Participant.


SECTION 8.5 NO RIGHT OF EMPLOYMENT.

     The provisions of this Plan shall not give an Employee the right to be retained in the service of the Company nor shall this Plan or any action taken under the Plan be construed as a contract of employment.


SECTION 8.6  ADJUSTMENTS.

     At the Company's request, the Administrative Committee may, with respect to a Participant, adjust such Participant's benefit under this Plan or make such other adjustments with respect to such Participant as are required to correct administrative errors or provide uniform treatment of Participants in a manner consistent with the intent and purpose of this Plan.


SECTION 8.7  OBLIGATION TO COMPANY.

     If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company, or any benefit plan maintained by the Company, then the Company may offset such amount owed to it or such benefit plan against the amount of benefits otherwise distributable. Such determination shall be made by the Administrative Committee.


SECTION 8.8  PROTECTIVE PROVISIONS.

     Each Participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If a Participant refuses to cooperate, the Company shall have no further obligation to the Participant under the Plan. If the Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable hereunder to such Participant or his Beneficiary, provided, that in the Company's sole discretion, benefits may be payable in an amount reduced to compensate the Company for any loss, cost, damage or expense suffered or incurred by the Company as a result in any way of any such action, misstatement or nondisclosure.

SECTION 8.9  GENDER, SINGULAR AND PLURAL.

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.


SECTION 8.10  LAW GOVERNING.

     This Plan shall be construed, regulated and administered under the laws of the State of Texas, except to the extent that such laws are preempted by ERISA.


SECTION 8.11  NOTICE.

     Any notice or filing required or permitted to be given to the Administrative Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Secretary of the Administrative Committee. Such notice shall be deemed given as to the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.


SECTION 8.12  SUCCESSORS AND ASSIGNS.

     This Plan shall be binding upon the Company and its successors and assigns.


SECTION 8.13  PROVISIONS FOR INCAPACITY.

     If the Administrative Committee deems any person entitled to receive any payment under the provisions of this Plan incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Administrative Committee may, in its sole discretion, take any one or more of the following actions: it may apply such payment directly for the comfort, support and maintenance of such person; it may reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment; or it may pay such payment to any other person selected by the Administrative Committee to disburse such payment for the comfort, support and maintenance of the person entitled thereto, including, without limitations, to any relative who has undertaken, wholly or partially, the expense of such person's comfort, care and maintenance, or any institution in whose care or custody the person entitled to the payment may be. The Administrative Committee may, in its sole discretion, deposit any payment due to a minor to the minor's credit in any savings or commercial bank of the Administrative Committee's choice.

                                  APPENDIX A

            EXAMPLE OF SURVIVOR BENEFIT DETERMINATION AND PRORATION

John Doe: Current Age - 49
Presumed to die on July 1, 1998

   --------------------------------------------------------------------------
                            Award                 % Deferred          Amount
   --------------------------------------------------------------------------
   1996                     $39,000               100%                $39,000
   --------------------------------------------------------------------------
   1997                          -0-              10%                     -0-
   --------------------------------------------------------------------------
   1998                     $60,000               10%                 $ 6,000
   --------------------------------------------------------------------------
   1999                     $60,000               10%                 $ 7,000
   --------------------------------------------------------------------------
   2000                     $70,000               10%                 $ 7,000
   --------------------------------------------------------------------------
   Total                                                              $58,000
   --------------------------------------------------------------------------

   --------------------------------------------------------------------------
                            Base Salary           % Deferred          Amount
   --------------------------------------------------------------------------
   1995                     $140,000              20%                 $28,000
   --------------------------------------------------------------------------
   1996                     $164,000               0%                     -0-
   --------------------------------------------------------------------------
   1997                     $170,000              10%                 $17,000
   --------------------------------------------------------------------------
   1998                      180,000              10%                 $18,000
   --------------------------------------------------------------------------
   1999                      190,000              10%                 $19,000
   --------------------------------------------------------------------------
   Total                                                              $82,000
   --------------------------------------------------------------------------

CALCULATION OF SURVIVOR BENEFIT -- GREATER OF:

     (a)  40 percent of Deferral Election

          $58,000 + $82,000 = $140,000*40% = $56,000 per year for 15 years.

          The present value of this benefit would be determined by multiplying the annual benefit ($56,000) by the number of years the payment is to be made (15) and then applying a discount rate.

          If the discount rate is 7.8%, the present value of this benefit would be approximately $500,000.

     (b)  Actual Account Balance

          Amounts deferred:
          $39,000 + $6,000 + $28,000 + $17,000 + $9,000 =           $ 99,000
          Interest (est.)                                           $ 21,000
                                                                    --------
          Total                                                     $120,000

          $120,000 paid out over 15 years

          The annual Survivor Benefit would be $56,000 for 15 years as (a) is greater than (b).

PRORATION OF THE ANNUAL SURVIVOR BENEFIT BETWEEN COMPANY AND LYONDELL-CITGO:

          Company's Share: $56,000*75.5/140 = $30,200

          LYONDELL-CITGO's Share:  $56,000*64.5/140 = $25,800